                                                                    Exhibit 99-d





                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 11-K


                    ANNUAL REPORT PURSUANT TO SECTION 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                  For the fiscal year ended December 31, 1993




                1988 INTERNATIONAL EMPLOYEES STOCK PURCHASE PLAN
                            (Full title of the Plan)




                              NORDSON CORPORATION
            (Name of issuer of securities held pursuant to the Plan)


                               28601 Clemens Road
                             Westlake, Ohio  44145
                    (Address of principal executive office)

ITEM 1.  CHANGES IN THE PLAN.

                 No material changes in the provisions of the Plan were made during the fiscal year.

ITEM 2.  CHANGES IN INVESTMENT POLICIES.

                 None.

ITEM 3.  CONTRIBUTIONS UNDER THE PLAN.

                 No contributions are made under the Plan by the issuer.

ITEM 4.  PARTICIPATING EMPLOYEES.

                 The Company estimates that approximately 905 employees were eligible to participate in the Plan at December 31, 1993.

ITEM 5.  ADMINISTRATION OF THE PLAN.

                 (a) The Plan is administered by the following persons, in their capacity as members of the Compensation Committee of the Board of Directors of the issuer:

         NAME AND ADDRESS                                   POSITION WITH ISSUER
         ----------------                                   --------------------
         Eric T. Nord                                       Director & Chairman of the Board
         23 Hawthorne Avenue
         Oberlin, Ohio  44074

         William W. Colville                                Director
         Owens Corning Fiberglas
         Fiberglas Tower
         Toledo, Ohio  43659

         Stephen R. Hardis                                  Director
         Eaton Corporation
         Eaton Center
         Cleveland, Ohio  44114

         Dr. Anne O. Krueger                                Director
         Department of Economics
         Stanford University
         Stanford, CA  94305-6072

                 (b) Members of the Compensation Committee received no compensation from the Plan.

ITEM 6.  CUSTODIAN OF INVESTMENTS.

                 Each participant in the Plan that has amounts withheld from their wages, also has an account set up in their own name at the local subsidiary level.

ITEM 7.  REPORTS TO PARTICIPATING EMPLOYEES.

                 Each participant in the Plan receives, on an annual basis, a copy of the Registrant's Annual Report to Shareholders.

Item 8.  Investment of funds.

                 None.

ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS.

                 (a)      FINANCIAL STATEMENTS

                  Report of Independent Auditors                              F-1

                  Statement of Income and Changes in Participants'
                   Equity for the years ended December 31, 1993,
                   1992 and 1991                                               F-2

                  Notes to financial statement                               F-3 & F-4

                 Schedules I, II and III have been omitted since the required information is included in the financial statement, including the notes thereto, or is not present, or not present in amounts sufficient to require submission of the schedule.

                 (b)      EXHIBITS

                 Consent of Independent Auditors



                                Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                           NORDSON CORPORATION
                                1988 INTERNATIONAL EMPLOYEES STOCK PURCHASE PLAN





                           By /s/ Nicholas D. Pellecchia
                           ------------------------------------------
                              Nicholas D. Pellecchia
                              Vice President-Finance and Treasurer
                              Nordson Corporation


Date:  January 21, 1994

                         REPORT OF INDEPENDENT AUDITORS


The Compensation Committee and Participants
Nordson Corporation 1988 International Employees Stock Purchase Plan


                 We have audited the accompanying statement of income and changes in participants' equity of the Nordson Corporation 1988 International Employees Stock Purchase Plan for each of the three years in the period ended December 31, 1993. This statement of income and changes in participants' equity is the responsibility of the Plan's management. Our responsibility is to express an opinion on the statement of income and changes in participants' equity based on our audits.

                 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                 In our opinion, the statement of income and changes in participants' equity referred to above presents fairly, in all material respects, the results of operations and changes in participants' equity of the Nordson Corporation 1988 International Employees Stock Purchase Plan for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.




                                                               /s/ Ernst & Young
                                                                   Ernst & Young

Cleveland, Ohio
January 21, 1994

                              NORDSON CORPORATION

                1988 INTERNATIONAL EMPLOYEES STOCK PURCHASE PLAN

            STATEMENT OF INCOME AND CHANGES IN PARTICIPANTS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991




                                   1993           1992             1991
                                ----------     ----------       ----------
Participants' equity at the
  beginning of the period       $       -      $       -        $       -

Employee contributions           1,757,929      5,262,356        1,003,507


Employee stock purchases
  (Note 1)                      (1,757,929)    (5,262,356)      (1,003,507)
                                ----------     ----------       ----------


Participants' equity at
  the end of the period         $       -      $       -        $       -
                                ==========     ==========       ==========





                            See accompanying notes.

                              NORDSON CORPORATION

                1988 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

                          NOTES TO FINANCIAL STATEMENT

                               DECEMBER 31, 1993

1.       PROVISIONS OF THE PLAN

                 The following description of the 1988 International Employees Stock Purchase Plan ("the Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

                 The Plan authorized the sale of up to 600,000 common shares. The shares may be purchased at certain times by eligible foreign employees at specifically designated locations of Nordson Corporation's ("the Registrant") subsidiaries who enter into an agreement with the Registrant. The agreements may have been entered into as of May 1, 1990 and May 1, 1992, respectively, except employees who become eligible to participate as of any intervening May 1 or November 1 shall be eligible to enter into an agreement as of such date.
The term of all outstanding agreements will end as of May 1, 1992 or May 1, 1994, respectively. No agreements may be entered into when no more common shares are available to be offered and sold under this Plan, or after November 1, 1993. As of December 31, 1993, 40,196 common shares are available to be sold under this Plan.

                 The purchase price of the shares under the Plan is the lesser of: (a) 85% of the fair market value of the common shares at the date of the agreement (fair market value at May 1, 1990 was $23.50, at November 1, 1990 was $20.00, at May 1, 1991 was $24.38, at November 1, 1991 was $42.75, at May
1, 1992 was $50.13, at November 1, 1992 was $46.63, at May 1, 1993 was  $39.50,
and at November 1, 1993 was $53.38), or (b) 85% of the fair market value at date of purchase (May 1 each year during the agreement period). The Plan is intended to provide all eligible employees with an opportunity to designate up to 15% of their previous year gross earnings or, if the employee did not receive compensation during all twelve months of the previous year, their current annualized pay from the Registrant's subsidiary for the purchase of common shares. Employees who become eligible to participate in the Plan as of any November 1st will be limited until the next May 1st to 7.5% of base compensation. The purchase of common shares can be made through payroll deduction, lump sum payment, transfer to the Registrant by the participating employee of common shares having a current market value equal to the purchase price, or by a combination of these methods. Pursuant to agreements made in May 1992 through November 1992, 53,306 common shares were purchased on May 1, 1993. Pursuant to agreements made in May 1990 through November 1991, 263,706 and 52,142 common shares were purchased on May 1, 1992 and 1991, respectively. As of December 31, 1993, the Registrant was a party to stock purchase agreements with 905 employees.

                              NORDSON CORPORATION

                1988 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

                          NOTES TO FINANCIAL STATEMENT

                               DECEMBER 31, 1993



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                 METHOD OF ACCOUNTING - Plan transactions are accounted for on the accrual method.

                 INCOME TAX STATUS - The Plan is not required to file income tax returns or pay income taxes. The Plan is not intended to qualify under the Internal Revenue Code, and the income tax consequences for the Registrant and for participants in the Plan will depend on the tax laws of the countries in which the various participants reside.

                 PAYROLL DEDUCTION DEPOSITS - Employee payroll deductions are deposited into separate accounts in the employee's name by the various subsidiaries. The amounts designated by the employees for purchase of shares under the Plan are then transferred to the Plan administrator as of May 1st of each year.

3.       OTHER

                 All costs and expenses incurred in administering the Plan are paid by the Registrant.

                        CONSENT OF INDEPENDENT AUDITORS


                 We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-20451) pertaining to the Nordson Corporation 1988 International Employees Stock Purchase Plan of our report dated January 21, 1994, with respect to the financial statements of the Nordson Corporation 1988 International Employees Stock Purchase Plan included in the Annual Report (Form 11-K) for the year ended December 31, 1993 which is included as Exhibit 99-d in this Annual Report (Form 10-K) for the year ended October 31, 1993.





                                                               /s/ Ernst & Young
                                                                   Ernst & Young

Cleveland, Ohio
January 26, 1994